As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMERCE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri

(State or other jurisdiction of incorporation or organization)

43-0889454

(I.R.S. Employer Identification No.)

1000 Walnut

Kansas City, Missouri 64106

(816) 234-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles G. Kim

Chief Financial Officer

1000 Walnut

Kansas City, Missouri 64106

(816) 234-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies To:

Thomas J. Noack, Esq. Commerce Bancshares, Inc. 1000 Walnut Kansas City, Missouri 64106 (816) 234-2000	Jeffrey T. Haughey, Esq. Kirstin P. Salzman, Esq. Husch Blackwell LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Preferred Stock
Depositary Shares (3)

(1)	This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by the registrant. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. Separate consideration may or may not be received for securities that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

PROSPECTUS

COMMERCE BANCSHARES, INC.

PREFERRED STOCK

DEPOSITARY SHARES

The securities identified above may be offered and sold, from time to time, in one or more offerings. The specific terms of these securities will be set forth in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

Our headquarters are located at 1000 Walnut, Kansas City, Missouri 64106, and our telephone number is (816) 234-2000.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 3 of this prospectus, in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

The date of this prospectus is June 12, 2014.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer to sell securities in any jurisdiction where offers and sales of these securities are not permitted. You should not assume that information contained in this prospectus, in any applicable prospectus supplement, or in any document incorporated by reference herein and therein is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or any prospectus supplement is delivered or when any sale of our securities occurs.

In this prospectus, “we,” “us,” “our,” “Commerce,” and the “Company” refer to Commerce Bancshares, Inc. and its subsidiaries, unless specified otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC”.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement, and the documents incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, and in documents incorporated by reference. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Some of the factors that could cause actual results to differ include:

•	changes in economic conditions in the Company’s market area;

•	changes in policies by regulatory agencies, governmental legislation and regulation;

•	fluctuations in interest rates;

•	changes in liquidity requirements;

•	demand for loans in the Company’s market area;

•	changes in accounting and tax principles;

•	estimates made on income taxes;

•	failure of litigation settlement agreements to become final in accordance with their terms; and

•	competition with other entities that offer financial services.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Risk Factors section of the reports we filed with the SEC and which are incorporated by reference herein. See “Incorporation of Information Filed with the SEC.” In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

ABOUT COMMERCE BANCSHARES, INC.

The Company is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, and was incorporated under the laws of Missouri on August 4, 1966. Through a second tier wholly-owned bank holding company, we own all of the outstanding capital stock of Commerce Bank (the “Bank”), which is headquartered in Missouri. The Bank engages in general banking business, providing a broad range of retail, corporate, investment, trust, and asset management products and services to individuals and businesses. The Company also owns, directly or through the Bank, various non-banking subsidiaries. Their activities include underwriting credit life and credit accident and health insurance, selling property and casualty insurance (relating to consumer loans made by the Bank), private equity investment, securities brokerage, mortgage banking, and leasing activities.

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2013, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any applicable prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. Any statement contained or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any document filed subsequently that also is incorporated by reference herein, modifies or supersedes that earlier statement. Any statement so modified or superseded is not deemed to constitute a part of this prospectus, except as so modified or superseded.

The following documents have been filed by us (File No. 0-2989) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014; and

•	Current Reports on Form 8-K filed on January 30, 2014 and April 21, 2014.

All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to Commerce Bancshares, Inc., 1000 Walnut, P.O. Box 13686, Kansas City, MO 64106, Attention: Corporate Finance; telephone number: (816) 234-2000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. The applicable prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.

CONSOLIDATED EARNINGS RATIOS

The table below provides our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES*
Excluding interest on deposits	90.11	88.32	92.83	93.45	70.68	19.14	7.89
Including interest on deposits	14.55	11.70	13.40	11.42	8.28	4.81	2.58

*

During these periods, we had no outstanding shares of preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2013, 2012, 2011,

2010 and 2009 and the three months ended March 31, 2014 and 2013 is not different from the ratio of earnings to fixed charges for those periods.

For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes, plus fixed charges, less our non-controlling interest in income before income taxes of subsidiaries that have not incurred fixed charges. Fixed charges include interest expense.

DESCRIPTION OF OUR CAPITAL STOCK AND SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe additional risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our authorized capital stock consists of 120,000,000 shares of common stock, $5.00 par value per share, and 2,000,000 shares of preferred stock, $1.00 par value per share, the terms and preferences of which may be set by the board of directors. No shares of preferred stock are currently issued and outstanding.

Common Stock

As of April 30, 2014, 95,185,720 shares of common stock were issued and outstanding.

As of March 31, 2014, the Company had outstanding common stock options and stock appreciation rights totaling 254,256 and 1,896,328, respectively.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, subject to limitations under Missouri law and the preferential rights of the holders of any outstanding shares of preferred stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock and depositary shares.

Anti-Takeover Provisions

Provisions of Missouri law and of our Articles of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, Missouri’s “business combination statute” makes it more difficult for another party to acquire us without the approval of our board of directors. Missouri law also requires the vote of 2/3 of the outstanding shares to approve a merger. In addition, our Articles of Incorporation authorize our board of directors to issue series of preferred stock, which could be issued as a defensive measure in response to a takeover proposal. Our Articles of Incorporation also provide that our board may be removed only by the vote of 80% of the outstanding shares.

There are substantial regulatory limitations on changes of control of bank holding companies. With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our Company without prior notice or application to and the approval of the Federal Reserve. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Missouri Anti-takeover Statute

The General and Business Corporation Law of Missouri (the “MGBCL”) has a “business combination statute.” This statute restricts certain “business combinations” between a Missouri corporation and an “interested shareholder.” For this purpose, a “business combination” means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested shareholder. Under the MGBCL, an “interested shareholder” means any person who owns or controls twenty percent (20%) or more of the outstanding shares of the corporation’s voting stock.

Under the MGBCL, a corporation may not engage in a business combination with an interested shareholder for a period of five (5) years following the time that the shareholder became an “interested shareholder” other than:

•	a business combination approved by the corporation’s board of directors prior to the date on which the interested shareholder became an interested shareholder;

•	a business combination approved by the holders of a majority of the outstanding voting stock not owned by the interested shareholder at a meeting called no earlier than 5 years after the date on which the interested shareholder became an interested shareholder; or

•	a business combination that satisfies certain fairness and procedural requirements.

The MGBCL provide that a corporation in that state may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. Commerce has not done so.

Missouri Control Share Acquisition Statute

The MGBCL provides certain procedures for control share acquisitions to be followed unless the corporation’s articles of incorporation or bylaws provide that the statute does not apply. The Commerce Bylaws specifically provide that the provision in the MGBCL regarding control share acquisitions shall not apply to Commerce.

Missouri Take-Over Bid Disclosure Statute

The MGBCL contains a “take-over bid disclosure statute” that requires that, under some circumstances, including inapplicability of disclosure required by the Exchange Act before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by use of this prospectus and any applicable prospectus supplement from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. Each prospectus supplement will also describe the terms of the offering of the securities, including the following:

•	the name of the agent or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any applicable prospectus supplement may be entitled to indemnification by us against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and any applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Certain of the underwriters, dealers, agents or their affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services for us or our affiliates in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of any shares of preferred stock or depositary shares offered hereby.

In addition, if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities of Commerce covered by this prospectus will be passed upon for us by Husch Blackwell LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Commerce Bancshares, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Commerce Bancshares, Inc.

Preferred Stock

Depositary Shares

PROSPECTUS

June 12, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, payable by us in connection with the offering of the securities being registered.

SEC Registration Fees	$(1)
Blue Sky Fees and expenses	(2)
Printing and engraving fees	(2)
Accountant fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.
(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 351.355.1 of the Missouri General Business and Corporation Law (the “MGBCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 351.355.2 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355.8 of the MGBCL provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

Section 351.355.6 of the MGBCL also permits any person who is or was a director, officer, employee or agent, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable bylaw, agreement, vote of shareholders or otherwise.

There is also in effect a bylaw provision, consistent with the provisions of the MGBCL described above, entitling officers and directors to be indemnified by the Company from and against any and all of the expenses, liabilities or other matters covered by said provision.

ITEM 16.	EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference herein.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Commerce Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on June 12, 2014.

COMMERCE BANCSHARES, INC.

By:	/s/ Thomas J. Noack
Thomas J. Noack
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 12, 2014.

Signature	Title

* David W. Kemper	Chief Executive Officer and Director (Principal Executive Officer)

* Charles G. Kim	Chief Financial Officer (Principal Financial Officer)

* Jeffery D. Aberdeen	Controller (Principal Accounting Officer)

* Terry Bassham	Director

* John R. Capps	Director

Earl H. Devanny, III	Director

W. Thomas Grant, II	Director

* James B. Hebenstreit	Director

* Jonathan M. Kemper	Director

* Terry O. Meek	Director

Benjamin F. Rassieur, III	Director

* Todd R. Schnuck	Director

Signature	Title

* Andrew C. Taylor	Director

* Kimberly G. Walker	Director

By:	/s/ Thomas J. Noack
Thomas J. Noack
Attorney-in-Fact

As attorney-in-fact for the above officers and directors marked by an asterisk.

EXHIBIT INDEX

Exhibit Number.	Description

Exhibit 1.1(1)	Form of Underwriting Agreement.

Exhibit 4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q dated May 7, 2014).

Exhibit 4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013).

Exhibit 4.3(1)	Form of Certificate of Designation.

Exhibit 4.4(1)	Form of Preferred Stock Certificate.

Exhibit 4.5(1)	Form of Deposit Agreement.

Exhibit 4.6(1)	Form of Depositary Receipt, is included as Exhibit A to Exhibit 4.5(1).

Exhibit 5.1*	Opinion of Husch Blackwell LLP.

Exhibit 12.1*	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit 23.1*	Consent of KPMG LLP.

Exhibit 23.2*	Consent of Husch Blackwell LLP, is included in Exhibit 5.1.

Exhibit 24*	Power of Attorney.

(1)	To be filed by amendment, or incorporated by reference, as applicable in connection with a particular offering.
*	Filed herewith.